EXHIBIT 23.03



             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-68516 on Form S-3 of our report dated February 8, 2002 appearing in this Annual Report on Form 10-K of Public Service Company of North Carolina, Incorporated for the year ended December 31, 2001.





s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
March  27,  2002